Exhibit 10.3

WARRANT EXCHANGE AGREEMENT

WARRANT EXCHANGE AGREEMENT, dated as of __________, 2012 (this “Agreement”), between HANCOCK FABRICS, INC., a Delaware corporation (the “Issuer”) and __________ (the “Holder”).

WHEREAS, the Issuer has outstanding, among other things, warrants (the “Existing Warrants”) to purchase shares of common stock of the Issuer, par value $0.01 per share (the “Common Stock”), issued in connection with the issuance of the Company’s Floating Rate Series A Secured Notes due 2013 (the “Existing Notes”), pursuant to the Master Warrant Agreement, dated as of June 17, 2008, between the Issuer and Continental Stock Transfer & Trust Company, as warrant agent;

WHEREAS, the Holder currently owns __________ Existing Warrants to purchase __________ shares of Common Stock (the “Existing Holder Warrants”);

WHEREAS, the Holder desires to exchange, and the Issuer desires to allow the exchange of, all of the Existing Holder Warrants for new warrants (the “New Warrants”) entitling the Holder to purchase an amount of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock for which such Existing Holder Warrants are exercisable plus (ii) a number of additional shares of Common Stock equal to the Holder’s prorated portion (based on the aggregate number of Existing Warrants being exchanged for New Warrants by holders of Existing Warrants) of ten percent (10%) of the fully diluted shares of Common Stock of the Issuer outstanding immediately prior to the Exchange (as defined below) (the “Exchange Consideration”), to be issued under a Master Warrant Agreement (the “Master Warrant Agreement”) between the Issuer and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) (collectively, the “Exchange”);

WHEREAS, to effect the Exchange, the Holder will surrender the Existing Holder Warrants in exchange for New Warrants in a manner expected to be exempt from  registration under United States securities laws pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, concurrently with or subsequent to the Exchange, the Issuer proposes to exchange the Existing Notes for a combination of the Issuer’s Floating Rate Series A Secured Notes due 2017, to be issued under an indenture between the Issuer and Deutsche Bank National Trust Company, as trustee, and cash considerations (collectively, the “Note Exchange”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Issuer and the Holder hereby agree as follows:

ARTICLE I
EXCHANGE

Section 1.1           Exchange.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, at the Closing (as defined below), (i) the Holder shall cause to be validly and irrevocably surrendered for exchange and cancellation the Existing Holder Warrants and (ii) the Issuer shall cause the New Warrants as set forth on Schedule I to be (a) deposited with the Warrant Agent on behalf of the Holder, and registered in the name of Cede & Co., as the nominee of The Depository Trust Company, duly executed by the Issuer and countersigned by the Warrant Agent as provided in the Master Warrant Agreement, in the case of New Warrants that are issued in the form of global warrant certificates (the “Global Warrants”), or (b) registered by the Warrant Agent on behalf of the Holder in the warrant register maintained by the Warrant Agent for the purpose of registering the New Warrants (the “Warrant Register”), in the case of New Warrants that are issued by book-entry registration on the books of the Warrant Agent (the “Book-Entry Warrants”).

Section 1.2           Consideration.  In exchange for each Existing Holder Warrant properly exchanged, the Holder will receive the Exchange Consideration as set forth on Schedule I.  The amount of New Warrants issued to the Holder for all Existing Holder Warrants exchanged by the Issuer will be rounded down, if necessary, to the nearest whole New Warrant.  This rounded amount will be the number of New Warrants the Holder will receive, and no additional cash will be paid in lieu of any New Warrants not received as a result of such rounding down.

Section 1.3           Closing.  The closing of the Exchange (the “Closing”) shall take place at the offices of O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor,

San Francisco, California 94111 within three (3) business days of the execution and delivery of this Agreement by each of the parties hereto, provided that all of the conditions set forth in Article IV have been satisfied or waived, or at such time and place as the parties hereto shall agree.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer represents and warrants to, and agrees with, the Holder that:

(a)           The Issuer has been duly incorporated and is an existing corporation or company in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as currently conducted; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole (“Material Adverse Effect”).

(b)           The Master Warrant Agreement has been duly authorized by the Issuer and, as of the Closing, will have been duly executed and delivered by the Issuer.  As of the Closing, the Exchange, the New Warrants and the shares of Common Stock issuable upon exercise of the New Warrants have been duly authorized by the Issuer; and when the New Warrants are issued, executed, and delivered or registered, as applicable, pursuant to this Agreement and when the Master Warrant Agreement is executed and delivered and the New Warrants are countersigned by the Warrant Agent, in the case of Global Warrants, or registered by the Warrant Agent in the Warrant Register, in the case of the Book-Entry Warrants, in each case in accordance with the provisions of the Master Warrant Agreement, the Master Warrant Agreement will have been duly executed and delivered, such New Warrants will have been duly executed, authenticated, issued and delivered or registered, as applicable, and will be entitled to the benefits provided in the Master Warrant Agreement, and the Master Warrant Agreement and such New Warrants will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)           No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Operative Documents in connection with the Exchange and issuance of the New Warrants, except (i) as may be required under the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”) or the regulations thereunder, state securities “Blue Sky” laws in connection with the transactions contemplated hereby, (ii) such as will have been obtained on or prior to the Closing and (iii) for such consents, approvals, authorizations, or orders as to which the failure to obtain or have would not adversely affect the Holder and as to which the failure to obtain or have would not have a Material Adverse Effect. The foregoing representation is made after reasonable consultation with counsel having responsibility for the matters covered thereby.  “Operative Documents” means this Agreement, the Master Warrant Agreement and the New Warrants.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants to, and agrees with, the Issuer that:

(a)           The Holder has been duly organized and is in good standing under the laws of the jurisdiction of its organization, with company power and authority to execute, deliver and perform the terms of this Agreement and to consummate the Exchange and has taken all necessary company action to authorize the execution, delivery and performance of this Agreement.

(b)           This Agreement has been duly and validly executed and delivered by the Holder and constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency or other similar laws of general application affecting creditors’ rights and general principles of equity.

(c)           Neither the execution and delivery by the Holder of this Agreement, the compliance by the Holder with the terms and conditions hereof, nor the consummation by the Holder of the transactions contemplated hereby will (i) violate, result in a breach of, or constitute a default under its constitutional or other governing documents, if any, (ii) violate, result in a breach of, or constitute a default under (with or without notice or lapse of time, or both), in each case in any material respect, any agreement, instrument, judgment, order or decree to which the Holder is a party or is otherwise bound or give to others any material rights or interests (including rights of purchase, termination, cancellation or acceleration) under any such agreement or instrument or (iii) conflict with or violate in any material respect any applicable laws.  The execution, delivery and performance of this Agreement by the Holder and the consummation of the transactions contemplated hereby do not and will not require any permit of, or filing with or notification to, any Governmental Entity except, as applicable, requirements under the Exchange Act and the rules and regulations promulgated thereunder.  “Governmental Entity” means, in any jurisdiction, any (i) federal, state, local, foreign or international government; (ii) court, arbitral or other tribunal; (iii) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity); or (iv) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

(d)           The Holder and/or its affiliates are the lawful owners of record and beneficially of the Existing Holder Warrants listed next to its name on Schedule I, and have good and marketable title to the Existing Holder Warrants, free and clear of any encumbrances, except for encumbrances created by this Agreement.  There are no contracts or other agreements between or among the Holder and any other person that would conflict with, restrict or prohibit the Holder’s ability to exchange the Existing Holder Warrants as described herein.

ARTICLE IV
CONDITIONS TO CLOSING

Section 4.1            Mutual Conditions.  The respective obligations of each party to this Agreement to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of following condition:

(a)           Note Exchange.  The Note Exchange shall have been consummated in accordance with the terms thereof or the Issuer and Holder shall have entered into an irrevocable agreement to consummate the Note Exchange.

Section 4.2            Conditions to the Obligations of the Issuer.  The obligations of the Issuer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Holder set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and those that are not so qualified shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing as though made on and as of the Closing, other than for such failures to be true and correct, that individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the Holder’s ability to perform its obligations under this Agreement.

(b)           Performance of Agreements.  The Holder shall have performed and complied in all material respects with each agreement and obligation required by this Agreement to be performed or complied with by the Holder on or prior to the Closing.

(c)           Closing Deliveries.  The Holder shall have made the deliveries required to be made by it under Section 1.1.

Section 4.3            Conditions to the Obligations of the Holder.  The obligations of the Holder to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Issuer set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and those that are not so qualified shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing as though made on and as of the Closing, other than for such failures to be true and correct, that individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the Issuer’s ability to perform its obligations under this Agreement.

(b)           Performance of Agreements.  The Issuer shall have performed and complied in all material respects with each agreement and obligation required by this Agreement to be performed or complied with by the Issuer on or prior to the Closing.

(c)           Closing Deliveries.  The Issuer shall have made the deliveries or registrations, as applicable, required to be made by it under Section 1.1.

ARTICLE V
SURVIVAL

Section 5.1            Survival.  All representations and warranties of the Issuer under this Agreement shall not survive the Closing.

ARTICLE VI
GENERAL

Section 6.1           Entire Agreement.  This Agreement contains all of the agreements, covenants, terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings, representations, warranties and communications of any kind between the parties and their representatives, whether oral or written, respecting such subject matter.

Section 6.2           Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto.

Section 6.3            Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Section 6.4           Counterparts; Effectiveness.  This Agreement may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 6.5           Severability.  If a court of competent jurisdiction rules that any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, the parties agree that this Agreement shall be considered severable and divisible, and a reviewing court shall have the authority to amend or “blue pencil” this Agreement so as to make it fully valid and enforceable.

Section 6.6            Expenses.  All fees and expenses incurred in connection with the transactions contemplated hereby shall be the responsibility of the respective party incurring such fees and expenses.

Section 6.7           Notices.  All notices and other communications provided for or permitted hereunder shall be in writing and shall be made by (a) United States registered or certified mail (return receipt requested), postage prepaid, in an envelope properly sealed, (b) a facsimile transmission where written acknowledgment of receipt of such transmission is received and a copy of the transmission is mailed with postage prepaid or (c) a nationally recognized overnight delivery service, in each case as follows:

(a)           if to the Issuer:

Hancock Fabrics, Inc.
One Fashion Way
Baldwyn, Mississippi 38824
Attention:   Chief Financial Officer

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, California 94111
Attention:   C. Brophy Christensen, Jr., Esq.
      Eric C. Sibbitt, Esq.

(b)           if to the Holder, to the address under the Holder’s name on the signature pages hereto.

Section 6.8           Remedies; Limitations.

(a)           The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.   It is accordingly agreed that, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Issuer, on the one hand, and the Holder, on the other hand, will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.  The parties agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

(b)           The sole and exclusive remedy for breaches of representations and warranties set forth herein shall be the respective right to refuse to consummate one or more transactions contemplated herein, as applicable, in accordance with and subject to the conditions precedent set forth herein.

(c)           Notwithstanding anything to the contrary herein, in any action, suit, claim or other proceeding hereunder or otherwise in connection with the transactions contemplated hereby, whether pursuant to claims under contract, tort, indemnification or any other theory, no party shall seek or be entitled to, and each party hereby knowingly and expressly disclaims the right to assert or receive, damages other than direct damages.  In furtherance of the foregoing, the parties expressly disclaim, and shall not be entitled to recover, any indirect, incidental, special, exemplary, punitive or consequential damages or any damages measured by or based on diminution of value, lost profits, a multiple of earnings and/or future value of the New Warrants.

*  *  *  *  *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

HANCOCK FABRICS, INC.

By:
Name:
Title:

[HOLDER]

By:	/s/
Name:
Title:

Address:

[ ]

SCHEDULE I

Holder	Amount of Existing Holder Warrants to be Exchanged	Exchange Consideration (per Existing Holder Warrant Exchanged)	Amount of New Warrants to be Issued (Rounded down to nearest whole New Warrant)